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                                                                    EXHIBIT 23.3

                           CONSENT OF GEOFFREY COLVIN


         I consent to the use of my name in the Registration Statement as a nominee for election to the Board of Directors of Specialty Chemical Resources, Inc.

                                                     /s/ Geoffrey Colvin
Cleveland, Ohio                                      ---------------------------
September 12, 1996                                   Geoffrey Colvin